Exhibit 10.4

RENT ADJUSTMENT(S) (ORIGINAL TERM) STANDARD LEASE ADDENDUM Dated: 2311 E Locust Ct, Ontario , CA 91761 By and Between Lessor: 620magnolia LLC or Assignee Lessee: Focus Universal Property Address: 2311 E Locust, Ontario, CA 91761 (street address, city, state, zip) Paragraph: The monthly Base Rent during the Original Term of the Lease shall be increased by using the method(s) selected below ( check method(s) to be used and ﬁll in appropriately ): I. Consumer Price Index. a. The monthly Base Rent shall be increased on and every months thereafter during the Original Term (" CPI Increase Date(s) ") commensurate with the increase in the CPI (as herein deﬁned) determined as follows: the monthly Base Rent scheduled for the ﬁrst month of the Original Term shall be multiplied by a fraction the denominator of which is the Base CPI (as herein deﬁned), and the numerator of which is the Comparison CPI (as herein deﬁned). The amount so calculated shall constitute the new Base Rent until the next CPI Increase Date, but in no event shall any such new Base Rent be less than the Base Rent for the month immediately preceding the applicable CPI Increase Date. b. The term " CPI " shall mean the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for ( select one ): CPI W (Urban Wage Earners and Clerical Workers) or CPI U (All Urban Consumers), for ( ﬁll in Urban Area ): or the area in which the Premises is located, All Items (1982 - 1984 = 100). The term " Comparison CPI " shall mean the CPI of the calendar month which is 2 full months prior to the applicable Original Term CPI Increase Date. The term " Base CPI " shall mean the CPI of the calendar month which is 2 full months prior to the Commencement Date of the Original Term. c. If the compilation and/or publication of the CPI is transferred to another governmental department, bureau or agency or is discontinued, then instead the index most nearly the same as the CPI shall be used to calculate the Base Rent increases hereunder . If the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, with the cost of such arbitration being paid equally by the Parties . I. Fixed Percentage. The monthly Base Rent shall be increased on and every months thereafter during the Original Term ("Percentage Increase Date(s)") by percent ( %) of the monthly Base Rent scheduled to be paid for the month immediately preceding the applicable Percentage Increase Date. II. Fixed Rental Adjustment(s) ("FRA"). The monthly Base Rent shall be increased to the following amounts on the dates set forth below: On (ﬁll in FRA Adjustment Date(s)): 05/01/2024 to 04/30/2025 05/01/2025 to 04/30/2026 The new Base Rent shall be: $39,585 $40,772.55 BROKER'S FEE: For each adjustment in Base Rent speciﬁed above, the Brokers shall be paid a Brokerage Fee in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease. AIR CRE * https:// www.aircre.com * 213 - 687 - 8777 * contracts@aircre.com DocuSign Envelope ID: C8D04BAF - 4A20 - 4FB4 - BE00 - 5EA6B43C7032 **I - Lessor1** * * I - L e ss o r 2 * * INITIALS © 2017 AIR CRE. All Rights Reserved. RA - 8.00, Revised 10 - 13 - 2022 **I - Lessee1** * * I - Le s se e 2 ** INITIALS Last Edited: 2/22/2024 12:36 PM Page 1 of 2

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